As filed with the Securities and Exchange Commission on June 15, 2006

Registration Nos. 333-134937 and 333-134937-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEYCORP (Exact Name of Registrant as Specified in Its Charter)	KEYCORP CAPITAL VIII (Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	Delaware (State or Other Jurisdiction of Incorporation or Organization)
34-6542451 (I.R.S. Employer Identification No.)	14-6270293 (I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306 (216) 689-6300	c/o KeyCorp 127 Public Square Cleveland, Ohio 44114-1306 (216) 689-6300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel R. Stolzer, Esq.

Vice President and Deputy General Counsel

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-6300

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

with a copy to:

James J. Barresi, Esq. Squire, Sanders & Dempsey L.L.P. 312 Walnut Street, Suite 3500 Cincinnati, Ohio 45202-4036 (513) 361-1200	Daniel G. Berick, Esq. Squire, Sanders & Dempsey L.L.P. 4900 Key Tower 127 Public Square Cleveland, Ohio 44114-1304 (216) 479-8500

Approximate date of commencement of proposed sale to the public: from time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Junior Subordinated Debt Securities of KeyCorp	(1)(2)(3)	(1)	(1)	(6)
Share Purchase Contracts of KeyCorp	(1)(2)	(1)	(1)	(6)
Preferred Shares of KeyCorp	(1)(2)	(1)	(1)	(6)
Depositary Shares of KeyCorp	(1)(2)(4)	(1)	(1)	(6)
Units of KeyCorp	(1)(2)	(1)	(1)	(6)
Trust Preferred Securities of KeyCorp Capital VIII	$250,000,000	$25	$250,000,000	$26,750 (6)
Guarantees of KeyCorp with respect to the Trust Preferred Securities	(1)(2)(5)	(1)	(1)	(6)
Total

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant, including McDonald Investments Inc.

(3)	This Registration Statement also serves to register an indeterminate principal amount of junior subordinated debt securities of KeyCorp as may be sold from time to time at indeterminate prices. Junior subordinated debt securities may be issued and sold to KeyCorp Capital VIII, in which event such junior subordinated debt securities may later be distributed to the holders of Trust Preferred Securities upon dissolution of KeyCorp Capital VIII and the distribution of the assets thereof.

(4)	Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the deposit agreement.

(5)	KeyCorp is also registering pursuant to this Registration Statement guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by KeyCorp Capital VIII. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate consideration will be received for any such guarantee or any other such obligations.

(6)	In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee, except for $29,572 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement on Form S-3 (No. 333-124023) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. The filing fee of $26,750 due for this offering of Trust Preferred Securities issued by KeyCorp Capital VIII is offset against the $29,542 registration fee previously paid, and $2,792 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-134937 and 333-134937-01) is being filed by KeyCorp and KeyCorp Capital VIII for the purpose of (i) updating the Calculation of Registration Fee table pursuant to Rule 456 under the Securities Act, (ii) updating Part II, Item 14 Other Expenses of Issuance and Distribution, and (iii) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby.

Registration Statement filing fees	$26,750
Listing fees and expenses	25,000
Blue Sky fees and expenses	10,000
Printing and engraving expenses	75,000
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses	12,500
Attorneys’ fees and expenses	175,000
Accounting fees and expenses	25,000
Rating agency fees	100,000
Miscellaneous	125,000

Total	$574,250	(1)

(1)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided by post-effective amendment at the time as to such class is included in a prospectus supplement in accordance with Rule 430(B).

Item 16. Exhibits.

Exhibit No.	Exhibit
*1(a)	Form of Underwriting Agreement relating to share purchase contracts, preferred shares, depositary shares and units of KeyCorp.

*1(b)	Form of Underwriting Agreement relating to Trust Preferred Securities.

4(a)	Amended and Restated Articles of Incorporation of KeyCorp (Incorporated by reference to Exhibit 3 to Form 10-Q filed on November 13, 1998).

4(b)	Amended and Restated Regulations of KeyCorp, effective May 22, 2002 (Incorporated by reference to Exhibit 3.2 to Form 10-Q filed August 13, 2002).

4(c)	Junior Subordinated Indenture, dated as of December 4, 1996, between KeyCorp and Bankers Trust Company, as trustee (Incorporated by reference to Exhibit 4(a) to KeyCorp’s Registration Statement on Form S-4, Commission Nos. 333-19151 and 333-19151-01, as filed with the Commission on January 28, 1997).

4(d)	Form of First Supplemental Indenture to Junior Subordinated Indenture, between KeyCorp and Deutsche Bank Trust Company Americas, as trustee (Incorporated by reference to Exhibit 4(b) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

*4(e)	Form of Junior Subordinated Debt Security.

4(f)	Certificate of Trust of KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(e) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(g)	Trust Agreement of KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(f) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

Exhibit No.	Exhibit

4(h)	Form of Amended and Restated Trust Agreement for KeyCorp Capital VIII (Incorporated by reference to Exhibit 4(h) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(i)	Form of Agreement as to Expenses and Liabilities (Included as Exhibit D to Exhibit 4(h) above).

4(j)	Form of Capital Security Certificate (Included as Exhibit E to Exhibit 4(h) above).

4(k)	Form of Guarantee Agreement for KeyCorp Capital VIII (Incorporated herein by reference to Exhibit 4(l) to KeyCorp’s Registration Statement on Form S-3, Commission Nos. 333-124023, 333-124023-01 and 333-124023-02, as filed with the Commission on April 12, 2005).

4(l)	Form of Deposit Agreement (Incorporated by reference to Exhibit 4(i) of KeyCorp’s Registration Statement on Form S-3, Commission No. 33-58405, filed with the Commission on April 3, 1995).

4(m)	Form of Depositary Receipt (Incorporated by reference to Exhibit 4(j) of KeyCorp’s Registration Statement on Form S-3, Commission No. 33-58405, filed with the Commission on April 3, 1995).

*4(n)	Form of Share Purchase Contract.

*4(o)	Form of Unit Agreement, including form of Unit Certificate.

**5(a)	Opinion of Daniel R. Stolzer, Esq. as to the validity of the securities with respect to KeyCorp.

**5(b)	Opinion of Richards, Layton & Finger, P.A. as to the validity of the trust preferred securities, the enforceability of the trust agreement and the formation of issuer trust with respect to KeyCorp Capital VIII.

***8(a)	Opinion of Squire, Sanders & Dempsey L.L.P. as to certain tax matters.

12(a)	Computation of Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the annual periods ended December 31, 2005, 2004, 2003, 2002 and 2001 (Incorporated by reference to Exhibit 12 to KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2005).

***15(a)	Acknowledgement of Ernst & Young LLP.

23(a)	Consent of Ernst & Young LLP.

23(b)	Consent of Daniel R. Stolzer, Esq. (Included in Exhibit (5)(a)).

23(c)	Consent of Richards, Layton & Finger, P.A. (Included in Exhibit (5)(b)).

23(d)	Consent of Squire, Sanders & Dempsey L.L.P. (Included in Exhibit (8)(a)).

**24(a)	Powers of Attorney.

**25(a)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Junior Subordinated Indenture.

**25(b)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas to act as trustee under the Amended and Restated Trust Agreement of KeyCorp Capital VIII.

**25(c)	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas under the Guarantee for the benefit of the holders of Trust Preferred Securities of KeyCorp Capital VIII.

*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.
**	Previously filed.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 15th day of June, 2006.

KEYCORP

By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Title: Vice President and Deputy General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated below and as of the date indicated above.

Signature	Capacity

* Henry L. Meyer III	Chairman, President, Chief Executive Officer, (Principal Executive Officer) and Director

* Jeffrey B. Weeden	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert L. Morris	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Ralph Alvarez	Director

* William G. Bares	Director

* Alexander M. Cutler	Director

* Charles R. Hogan	Director

* Lauralee E. Martin	Director

* Eduardo R. Menascé	Director

* Bill R. Sanford	Director

* Thomas C. Stevens	Director

* Peter G. Ten Eyck, II	Director

*By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Attorney-in-Fact

June 15, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, KeyCorp Capital VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of this 15th day of June, 2006.

KEYCORP CAPITAL VIII

By:	KeyCorp, as Depositor

By:	/S/ DANIEL R. STOLZER
Name: Daniel R. Stolzer
Title: Vice President and Deputy General Counsel